EXHIBIT 32.2

CERTIFICATION

In connection with the Quarterly Report of Acacia Research Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on November 1, 2010 (the “Report”), I, Clayton J. Haynes, Chief Financial Officer of the Company, hereby certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Clayton J. Haynes Clayton J. Haynes Chief Financial Officer November 1, 2010

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.